UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALBEMARLE CORPORATION

(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

The purpose of this filing is to correct an error related to the number of performance share units (“PSUs”) granted in February 2016 to named executive officers of Albemarle Corporation (the “Company”), as disclosed on page 21 in the in the Company’s proxy statement filed with the Securities and Exchange Commission on March 29, 2016 (the “Proxy Statement”) relating to its 2016 Annual Meeting of Stockholders to be held on May 10, 2016.

Set forth below is an amendment and restatement of the applicable section of page 21 of the Proxy Statement with the corrected number of PSUs for each named executive officer.

What LTIP grants were made in 2016?

In February 2016, the Committee approved a total grant value for the named executive officers under the long term incentive plan. The values granted to each executive officer are apportioned approximately 50% in the form of PSUs, 25% in the form of Stock Options and 25% in the form of RSUs. With this change in LTIP mix, we improve the retention impact of the LTIP program, while maintaining a focus on rewards based on performance. We are also aligning our vesting schedule more closely with our peers, while still exceeding that of our peers, thereby providing a stronger retention mechanism.

The values granted to each named executive officer are set forth below, and are respectively: Luther C. Kissam IV ($4,000,000); Scott A Tozier ($900,000); Karen G. Narwold ($700,000); Matthew K. Juneau ($600,000); and Susan M. Kelliher ($500,000). The value of PSUs included in the above figures reflects the approximate number of PSUs that each named executive officer would receive for target level performance by the Company, with the number of PSUs determined by the grant date closing stock price.

PSU Grants

In February 2016, the Committee approved a grant of PSUs to our named executive officers, as follows:

2016 PSU Grants
Name	(Threshold 25%)	(Target 100%)	(Superior 200%)
Luther C. Kissam IV	8,841 Units	35,361 Units	70,722 Units
Scott A. Tozier	1,990 Units	7,957 Units	15,914 Units
Karen G. Narwold	1,548 Units	6,189 Units	12,378 Units
Matthew K. Juneau	1,327 Units	5,305 Units	10,610 Units
Susan M. Kelliher	1,106 Units	4,421 Units	8,842 Units

Consistent with the approach adopted since 2014, the 2016 PSU grant is based on Albemarle’s relative TSR as measured over a three year performance period with performance and payout calculated in the same manner as the 2015 PSU grants and half of any shares earned vesting in early 2019 at the time the Committee evaluates the three-year relative TSR performance against the performance of the Company’s 2016 peer group. The other half will vest on January 1, 2020.